THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AND THE SECURITIES THEREFORE MAY NOT BE SOLD OR OTHERWISE ASSIGNED WITHOUT REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE LAW OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                                     WARRANT
                           to Purchase Common Stock of
                            INMARK ENTERPRISES, INC.


         THIS CERTIFIES THAT, for value received,

                               HERBERT M. GARDNER

the holder or registered assigns (the "Warrantholder") is entitled to purchase from Inmark Enterprises, Inc., a Delaware corporation (the "Company"), at any time during the five (5) year period commencing on May 1, 1997 (the "Commencement Date"), Thirty Thousand (30,000) shares of the Company's Common Stock, par value $.001 per share (the "Common Shares"), at an exercise price of $5.00 per share, in lawful money of the United States of America. The number of Common Shares purchasable hereunder and the exercise price therefor are subject to adjustment from time to time as hereinafter set forth. This Warrant shall expire on the Expiration Date.

                                    SECTION 1
                                   DEFINITIONS
                                   -----------

                  For all purposes of this Warrant, the following terms shall have the meanings indicated:

                  "Barrett Warrant Shares" shall mean the Common Shares issuable by the Company upon exercise of that certain Warrant to Purchase Common Stock of the Company, dated as of May 1, 1997, granted by the Company to William J. Barrett (the "Barrett Warrant Shares").

                  "Commencement Date" shall be May 1, 1997.

                  "Commission"   shall   mean  the   Securities   and   Exchange
Commission, or any other federal agency then administering the Securities Act of 1933, as amended.

                  "Common Shares" shall mean shares of the Common Stock, par value $.001 per share, of the Company.

                  "Company" shall mean Inmark Enterprises, Inc., a Delaware corporation.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Exercise Price" shall mean the exercise price of $5.00 per share or such exercise price as adjusted from time to time pursuant to the provisions hereof.

                  "Expiration Date" shall mean April 30, 2002.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Transfer" as used in Section 4 shall include any disposition of any Warrants, or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

                  "Warrant Shares" shall mean the aggregate number of Common Shares issuable by the Company upon the exercise of this Warrant.

                  "Warrantholder" shall mean the owners of the Warrant issued hereby.

                  All terms used in this  Warrant  which are not defined in this
Section 1 shall have the meanings respectively set forth therefor elsewhere in this Warrant.

                                    SECTION 2
                               EXERCISE OF WARRANT
                               -------------------

                  A. Method of Exercise. To exercise this Warrant in whole or in part, the registered holder hereof shall complete the Subscription Form attached hereto (specifying the number of Common Shares as to which this Warrant is being exercised) and deliver to the Company at its principal executive office, or to the stock transfer agent of the Company at its principal executive office, the Subscription Form, this Warrant and payment in an amount equal to the then aggregate Exercise Price of the Common Shares being purchased. Payment of the aggregate Exercise Price shall be made in cash (by certified check or official bank check) payable to the order of the Company. In the alternative, the holder may exercise its right to receive Warrant Shares on a net basis, such that without the exchange of any funds, the holder receives that number of Common Shares otherwise issuable upon the exercise of this Warrant less that number of Warrant Shares having a fair market value equal to the aggregate Exercise Price that would otherwise have been paid by the holder of the Warrant Shares. For purposes of the preceding sentence, (i) "fair market value" of the Warrant Shares shall be the Market Price of the Warrant Shares on the date immediately preceding the date of payment of the Exercise Price and (ii) "Market Price" at any date shall be deemed to be the last reported sale price of the Common Shares (if such Market Price is being calculated for the Common Shares) or if no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Shares are listed or admitted to trading or by NASDAQ, or if the Common Shares are not listed or admitted to trading on any such securities exchange or quoted by NASDAQ, the average closing bid price as furnished by the National Quotation Bureau or a similar organization if NASDAQ is no longer reporting such information, or if such information is no longer being provided with respect to the Common Shares, then as determined in good faith by written resolution of the Board of Directors of the Company, based on the best information available to it.

                  B. Delivery of Certificates. Upon receipt of the items specified in subsection A of this Section 2, the Company shall, as promptly as practicable, and in any event, within ten (10) business days thereafter, execute or cause to be executed and deliver to the Warrantholder, a certificate or certificates representing the aggregate number of Common Shares specified in said Subscription Form. Each certificate so delivered shall be in such denomination as reasonably may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or in the name of such other Warrantholder as shall be designated by the Warrantholder. If the Warrantholder elects to transfer the Warrants to such other Warrantholder, the Warrantholder will provide such evidence (including an opinion from counsel reasonably acceptable to the Company) as is necessary to establish that the issuance of Warrant Shares to such other Warrantholder may be made without registration under the Securities Act (unless an appropriate registration statement covering the Warrant Shares has been ordered effective by the Commission and remains in effect). If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the right of the Warrantholder to purchase the remaining Common Shares covered by this Warrant. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of certificates pursuant to this Section 2, including certificates to be issued to such Warrantholders as shall be the initial Warrantholders. Thereafter, in the event that certificates shall be registered in the name of a person other than the initial Warrantholder, funds sufficient to pay all transfer taxes which shall be payable upon the execution and delivery of such certificate or certificates shall be paid by the Warrantholder to the Company at the time of delivering this Warrant to the Company as mentioned above.

                  C. Transfer Restriction Legend. Each certificate for the Warrant Shares (unless at the time of exercise the Warrant Shares have been sold pursuant to a registration statement under the Securities Act) shall bear the following legend on the face thereof:

                  "The transfer of the securities represented hereby is subject to the restrictions set forth in Section 4 of Warrant No. , dated as of , and delivered to the original holder hereof, a copy of which is available for inspection at the office of the Company, and no transfer of such securities shall be valid or effective unless and until the terms and conditions of said Section 4 of said Warrant shall have been complied with. The shares represented hereby have not been registered under the Securities Act of 1933, as amended, and may be offered or sold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available."

                  D. Acknowledgement of Continuing Obligation. Upon the request of the Warrantholder at the time of the exercise of this Warrant, in whole or in part, the Company will acknowledge in writing its continuing obligation to such Warrantholder in respect of the rights to which such Warrantholder shall continue to be entitled after such exercise in accordance with this Warrant, provided, however, that the failure of such Warrantholder to make any such request shall not affect the continuing obligation of the Company to the Warrantholder in respect of such rights.

                  E. Character of Warrant Shares. All Common Shares issuable upon the exercise of this Warrant, when paid for in accordance with this Warrant, shall be duly authorized, validly issued, fully paid and nonassessable Common Shares of the Company.

                                    SECTION 3
                            OWNERSHIP OF THIS WARRANT
                            -------------------------

                  A. Persons Deemed Owners. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Section 3.

                  B. Exchange, Transfer and Replacement. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company at its office or to the stock transfer agent of the Company at its office, for new Warrants of like tenor representing in the aggregate the right to purchase such number of Common Shares as shall be equal to the number of Common Shares set forth on the face of this Warrant. Subject to Section 4 hereof, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Warrantholder in person or by duly authorized attorney, and a new Warrant shall be made and delivered by the Company, of the same tenor as this Warrant but registered in the name of the transferee, upon surrender of this Warrant duly endorsed to the Company at its office or to the stock transfer agent of the Company at its office on or after such date. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 3.

                                    SECTION 4
                      RESTRICTIONS ON EXERCISE AND TRANSFER
                      -------------------------------------

                  A. General. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant shall not be exercisable or transferable except upon the conditions specified in this Section 4, which conditions are intended, among other things, to insure compliance with the provisions of the Securities Act in respect of the exercise or transfer of such Warrant or transfer of such Warrant Shares. The Warrantholder agrees that it will not (i) transfer this Warrant prior to delivery to the Company of an opinion of counsel as described in subsection B of this Section 4, (ii) exercise this Warrant prior to delivery to the Company of an opinion of counsel as described in subsection B of this Section 4, or (iii) transfer Warrant Shares prior to delivery to the Company of an opinion of counsel as described in subsection B of this Section 4, or until registration of such Warrant Shares under the Securities Act has become effective provided that such registration statement remains effective at the time of such transfer.

                  B. Notice of Intention to Exercise or Transfer: Opinion of Counsel. The Warrantholder agrees that prior to any exercise or transfer of this Warrant, the Warrantholder will give written notice to the Company of its intention to effect such exercise or such transfer. The following provisions shall then apply:

                           1. If there shall have been  delivered to the Company
an opinion of counsel selected by the Warrantholder as shall be approved by the Company (which approval shall not be unreasonably withheld), to the effect (and in form and substance acceptable to the Company) that the proposed exercise or transfer of this Warrant or the proposed transfer of the Warrant Shares in accordance with the intended method of disposition specified in the notice to the Company may be effected without registration under the Securities Act and applicable state securities laws, then the Warrantholder of this Warrant shall be entitled to exercise or transfer this Warrant or transfer such Warrant Shares, as the case may be, in accordance with the intended method of disposition specified in the notice delivered by such holder to the Company without registration in reliance on an exemption from the registration provisions of federal and state securities laws.

                           2. If an opinion of such  Warrantholder's  counsel to
the effect described in Clause (1) of this subsection B shall not have been delivered to the Company, the Warrantholder shall not be entitled to transfer this Warrant, and shall not be entitled to exercise this Warrant or to transfer such Warrant Shares, as the case may be, until registration under the Securities Act of such Warrant Shares, as the case may be, is effective.

                  C. Registration Rights. The Warrantholder shall have the following piggyback registration rights, excluding registration statements filed under Commission Forms S-4 and S-8 and any successor forms thereto:

                           1. If the Company shall intend to file a registration
statement, then the Warrantholder and any successor Warrantholders and the initial Holder and the first and second transferee of the Warrant Shares (it being acknowledged that no transferee of the Warrant Shares following the second transfer shall be entitled to the rights provided under this Section 4C(1), and that an affiliate of the initial Holder shall not be deemed a transferee for this purpose) shall have the right to piggyback the Warrant Shares in the registration statement, provided that after the Company delivers written notice by registered mail of its intention to file a registration statement under the Securities Act, the holders must respond affirmatively within thirty (30) business days after delivery of such notice. In connection with this piggyback registration right, the Company shall bear all expenses attendant to registering such securities (other than the cost of counsel to selling stockholders and underwriting discounts and commissions, except as prohibited by Blue Sky laws).

                           2.  If,  in  the  sole   judgment  of  the   managing
underwriter of any public offering by the Company, the amount of securities to be registered pursuant to the aforementioned piggyback rights of Section 4C(1) hereof shall be determined to be, in the aggregate, an amount which would adversely affect the success of the Company's registration of its securities for its own account, then, as to the amount of Common Shares to be registered on behalf of persons other than the Company and the Warrant Shares to be included in the registration statement, such persons shall agree to delay the offer and sale of such Warrant Shares for a period of forty-five (45) days from the date of completion of the underwritten distribution of the securities being registered for the account of the Company; provided, that no other security holder may sell securities owned by it in such underwritten offering. 3. If Herbert M. Gardner ("Gardner"), as the Warrantholder, has not previously had the opportunity to exercise piggyback registration rights with respect to the Warrant Shares, then Gardner and William J. Barrett ("Barrett"), jointly but not individually, shall have the right, exercisable by written notice to the Company executed by Gardner and Barrett, to have the Company prepare and file with the Commission, on one occasion, a registration statement and such other documents, including a prospectus, covering all, but not less than all, of the Warrant Shares and the Barrett Warrant Shares, as may be necessary in the opinion of counsel for the Company, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of the Warrant Shares and the Barrett Warrant Shares by Gardner and Barrett for the period set forth in Section 4D(1) hereof. Gardner and Barrett, on the one hand, and the Company, on the other hand, shall each bear fifty percent (50%) of the expenses attendant to registering such securities (provided, however, that each party shall bear the cost of its own counsel and that Gardner and Barrett shall jointly and severally bear the cost of any underwriting discounts and commissions).

                  D. Company's Obligations in Registration. If and whenever the Company is required by the provisions of this Section 4 to effect the registration of the Warrant Shares under the Securities Act, the Company will:

                           1.   Prepare   and  file   with  the   Commission   a
registration statement with respect to all outstanding Warrant Shares and cause such registration statement to become effective and file such amendments necessary to maintain the effectiveness of the registration statement for a period of not less than one (1) year, except that the Company shall not be required to keep such registration statement effective, or to prepare and file any amendments or supplements thereto after the period of distribution of the registered securities has been completed;

                           2.  Furnish  to the  holders  for whom  such  Warrant
Shares are registered or are to be registered such numbers of copies of the preliminary prospectus included in such registration statement and the prospectus included in such registration statement at the time it is ordered effective by the Commission as such holders may reasonably request in order to facilitate the disposition of the registered securities;

                           3. Use reasonable  efforts to register or qualify the
Warrant Shares covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as the Warrantholders for whom the Warrant Shares are registered or are to be registered shall reasonably request, provided, however, that the Company will not be required to: (i) qualify generally to do business in any jurisdiction where it would not be required to do so but for this Clause 3; (ii) subject itself to taxation in such jurisdiction; (iii) consent to general service of process; (iv) register in any state requiring, as a condition to registration, the escrow or surrender of any Company securities held by any security holder; and (v) incur expenses exceeding $10,000 in the aggregate, in connection with such registration or qualification; and

                           4. Notify each  holder for whom such  Warrant  Shares
are registered or are to be registered covered by such registration statements, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such holder, prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing, provided that no such supplement or amendment need be filed after distribution of the registered securities has been completed.

                  E. Information From Warrantholders. Notices and requests delivered by Warrantholders to the Company pursuant to this Section 4 shall contain such information regarding the Warrant and the Warrant Shares and the intended method of disposition of the Warrant Shares and such other information regarding the Warrantholders as shall reasonably be required by counsel to the Company in order to appropriately disclose matters pertaining to the Warrantholders in the registration statement.

                  F. Company's Indemnification. In the event of any registration under the Securities Act of any Warrant Shares pursuant to this Section 4, the Company hereby agrees to indemnify and hold harmless each Warrantholder disposing of such Warrant Shares and each other person, if any, who controls such Warrantholder within the meaning of the Securities Act and each other person (including underwriters) who participates in the offering of such underlying securities, against any losses, claims, damages or liabilities, joint or several, to which such Warrantholder or controlling person or participating person may become subject under the Securities Act or otherwise, in so far as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Warrant Shares were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Warrantholder and each such controlling person or participating person for any legal or any other expenses reasonably incurred by such Warrantholder or such controlling person or participating person in connection with investigating or defending any such loss, damage, liability or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Warrantholder or such controlling or participating person, as the case may be, specifically for use in the preparation thereof.

                  G. Warrantholder's Indemnification. It shall be a condition of the Company's obligation under this Section 4 to effect any registration under the Securities Act that there shall have been delivered to the Company an agreement or agreements duly executed by each Warrantholder for whom Warrant Shares are to be registered, whereby such Warrantholder agrees to indemnify and hold harmless the Company, each other person referred to in subparts (1), (2),
(3) and (5) of Section 11(a) of the Securities Act in respect of such registration statement and each other person, if any, which controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject under the Securities Act or otherwise, but only to the extent that such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Warrant Shares were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each such statement, said preliminary or final prospectus or said amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by such Warrantholder specifically for use in the preparation thereof.

                  H. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Warrant Shares to the public without registration, the Company agrees to:

                           (1) Make and keep  public  information  available  as
those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ten (10) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the public;

                           (2)  Take  such  action,   including   the  voluntary
registration of its Common Stock under Section 12 of the Exchange Act, as is reasonably necessary to enable the Warrantholders to utilize Form S-2, if available, or Form S-3 for the sale of the Warrant Shares, such action to be taken immediately after the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                           (3) File with the  Commission  in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                           (4)  Furnish  to the  Warrantholders  forthwith  upon
request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Warrantholder shall be required to have to avail itself of any rule or regulation of the Commission allowing, the Warrantholder to sell any such securities without registration.

                                    SECTION 5
                            ANTI-DILUTION PROVISIONS
                            ------------------------

                  A. Adjustment of Exercise Price. The Exercise Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price, the Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  B.  Exercisable  Price  Adjustment  Formulas.  If and whenever after the date of this  Warrant,  the  Company  shall  issue or sell any  Common
Shares (except as provided in Subsection H of this Section 5) for a consideration per share less than the Exercise Price in effect immediately prior to the time of issue or sale, then forthwith the Exercise Price shall be reduced to the prices (calculated to the nearest tenth of a cent) determined by dividing
(1) an amount equal to the sum of (aa) the number of Common Shares outstanding immediately prior to such issue or sale (assuming the conversion of all securities convertible into Common Shares) multiplied by the Exercise Price in effect immediately prior to such issue or sale, and (bb) the consideration, if any, received and deemed received by the Company upon such issue or sale, by (2) the total number of Common Shares outstanding and deemed outstanding immediately after such issue or sale. No adjustment of the Exercise Price, however, shall be made in an amount less that $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

                  C. Constructive Issuances of Stock, Convertible Securities; Rights and Options; Stock Dividends. For the purposes of subsection B of this
Section 5, the following provisions (1) to (8), inclusive, shall also be applicable:

                           (1)  In  case  at any  time  subsequent  to the  date
                  hereof, the Company shall in any manner grant any rights to subscribe for or to purchase, or any options for the purchase of, Common Shares or any stock or securities convertible into or exchangeable for Common Shares (such convertible or exchangeable stock or securities being hereinafter called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the consideration per share for which Common Shares are issued or sold upon the exercise of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or option, which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities (and, if such convertible securities constitute obligations of the Company, the principal amount of such obligations so converted) and upon the conversion or exchange thereof, by (b) the total maximum number of Common Shares issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of Common Shares issuable upon the exercise of such rights or options (or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options) shall be deemed to be outstanding and to have been issued for such price per share. Except as provided in Clause (3) below, no further adjustments of the Exercise Price shall be made upon the actual issuance of such Common Shares or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Shares upon conversion or exchange of such Convertible Securities.

                           (2) In case at any  time  the  Company  shall  in any
                  manner issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Shares are issuable upon such conversion or exchange (determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the total maximum number of shares which would be issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of Common Shares issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share; except as otherwise specified in Clause (3) below, no further adjustments of the Exercise Price shall be made upon the actual issuance of such Common Shares upon conversion or exchange of such Convertible Securities.

                           (3) If the purchase  price  provided for in any right
                  or option referred to in Clause (1) of this subsection 5, or the additional consideration, if any, payable upon the conversion or exchange of any convertible securities referred to in Clause (i) or (ii) of this Section 5, or the rate at which any Convertible Securities referred to in Clauses (1) and (2) of this subsection C of this Section 5 are convertible into or exchangeable for Common Shares, shall change or a different purchase price or rate shall become effective at any time or from time to time (other than under or by reason of provisions designed to protect against dilution) then, upon such change becoming effective, the Exercise Price then in effect at the time of such event shall forthwith be increased or decreased to such Exercise Price as would have obtained had the rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional compensation or rate of commission or exchange, as the case may be, at the time initially granted, issued or sold. On the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be increased to such Exercise Price as would have obtained at the time of such expiration or termination had such option, right or convertible securities never been issued. If the purchase price provided for in any right or option referred to in
                  Clause  (1)  of  subsection  C  of  this  Section  5,  or  the additional consideration payable upon the exchange or conversion of any Convertible Securities referred to in Clause
                  (1) and (2) of this Section 5, or the rate at which any Convertible Securities referred to in Clauses (1) and (2) of subsection C of this Section 5 are convertible into or exchangeable for Common Shares, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in the case of the delivery of Common Shares upon the exercise of any such right or option or upon conversion or exchange of any such right or option or upon conversion or exchange of any such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be decreased to such Exercise Price as would have obtained had the adjustments made upon issuance of such right or option or Convertible Securities been made upon the basis of the issuance of (and the total consideration computed in accordance with Clause (1) or (2) of this subsection C of
                  Section 5, as the case may be, received for) the Common Shares delivered as aforesaid.

                           (4) In case  of the  issuance  of  Common  Shares  or
                  Convertible Securities of the Company as a dividend or distribution upon any Common Shares of the Company, such Common Shares or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                           (5)  In  case  at  any  time  any  Common  Shares  or
                  Convertible Securities or any rights or options to purchase any such Common Shares or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount payable to the Company therefor, without deduction therefrom of any expenses incurred or any underwriting or selling commissions or concessions paid by the Company in connection therewith and plus any underwriting or selling discounts allowed by the Company in connection therewith. In case any Common Shares or Convertible Securities or any rights or options to purchase any such Common Shares or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash payable to the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company, without deduction therefrom of any expenses incurred or any underwriting or selling commissions or concessions paid by the Company in connection therewith and plus any underwriting or selling discounts allowed by the Company in connection therewith. In case any Common Shares or Convertible Securities shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value, as determined by the Board of Directors of the Company, of such portion of the assets of such merged corporation as such Board shall determine to be attributable to such Common Shares, Convertible Securities, rights or options, as the case may be.

                           (6) In case at any  time  the  Company  shall  take a
                  record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Shares or in Convertible Securities, or (b) to subscribe for or purchase Common Shares or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

                           (7) The number of Common  Shares  outstanding  at any
                  given time shall include shares owned or held by or for the account of the Company, and the disposition of any such shares shall not be considered an issue or sale of Common Shares for the purposes of subsection B of this Section 5.

                  D. Effect of Certain Dividends. In case at any time the Company shall declare a dividend upon the Common Shares payable otherwise than out of earnings or earned surplus (other than in a partial or total liquidation or dissolution of the Company) and otherwise than in Common Shares or Convertible Securities, the per share Exercise Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount thereof payable per Common Share or, in the case of any other dividend, to the fair value thereof per Common Share as determined by the Board of Directors of the Company. For the purposes of the foregoing a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or if a record is not taken, the date as of which the holders of record of Common Shares entitled to such dividends are to be determined. As used in this subsection D, the term "dividend" shall mean any distribution to the holders of Common Shares. Except as provided in this subsection D, no adjustment in the Exercise Price and no change in the number of Warrant Shares so purchasable shall be made pursuant to this Section 5 as a result of or by reason of any such dividend.

                  E. Stock Splits and Reverse Splits. In case at any time the Company shall subdivide its outstanding Common Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in case at any time the Company shall combine its outstanding Common Shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Common Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced. Except as provided in this subsection E, no adjustment in the Exercise Price and no exchange in the number of Warrant Shares so purchasable shall be made pursuant to this Section 5 as a result of or by reason of any such subdivision or combination.

                  F. Effect of Reorganization and Assets Sales. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation of the Company with or merger of the Company into another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby each holder of Warrants shall thereafter have the right to receive upon the basis and upon their terms and conditions specified herein and in lieu of the shares of the Common Shares of the Company immediately theretofore receivable upon the exercise of such Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of shares of such stock immediately theretofore so receivable upon exercise had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Exercise Price and of the number of shares issuable upon exercise and for the registration of the Warrants and the underlying Common Shares as provided in Section 4) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such Warrants. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or of the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each Warrantholder, the obligation to deliver to such Warrantholder such shares of stock, securities or assets as, in accordance with the foregoing provisions such Warrantholder may be entitled to receive, and containing the express assumption of such successor corporation of the performance and observance of the provisions of this Warrant to be performed and observed by the Company and of all liabilities and obligation of the Company hereunder.

                  G. Accountants' Certificate. Upon each adjustment of the Exercise Price and upon each change in the number of Warrant Shares, then and in each such case, the

Company will promptly obtain a certificate of a firm of independent certified public accountants of recognized standing selected by the Company's Board of Directors, who may be the regular auditors of the Company, stating, the adjusted Exercise Price and the new number of Warrant Shares so issuable, or specifying the other shares of stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such accountant's certificate to the Warrantholders, which certificate shall be conclusive evidence of the correctness of the computation with respect to any such adjustment of the Exercise Price and any such change in the number of such Warrant Shares so issuable.

                  H. No Adjustments Required. Notwithstanding anything herein to the contrary, there shall be no adjustment in the Exercise Price in connection with (i) the grant of any option, or the exercise of any option granted under an employee benefit plan or stock option plan or (ii) upon the exercise of any Convertible Security outstanding on the date of this Warrant.

                                    SECTION 6
                        SPECIAL AGREEMENT OF THE COMPANY
                        --------------------------------

                  A. Reservation of Shares. The Company will reserve and set apart and have at all times, free from preemptive rights, a number of authorized but unissued Common Shares deliverable upon the exercise of the Warrants sufficient to enable it any time to fulfill all its obligation hereunder.

                  B. Avoidance of Certain Actions. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against dilution or other impairment.

                  C. Restriction on Issuance of Stock. With the exception of a corporate merger or acquisition which has been approved by the Company's shareholders in accordance with the law of the State of Delaware, the Company will not issue any capital stock of any class which has rights to be preferred as to dividends or as to the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up unless such rights shall be limited to a fixed sum or percentage or par value in respect of participation in dividends and in the distribution of such assets.

                  D. Listing on Securities Exchanges; Registration. If, and so long as the Company's Common Shares are listed on any national securities exchange, as defined in the

Exchange Act, it will, at its expense, obtain and maintain the approval for listing upon official notice of issuance of all Warrant Shares at the time outstanding and maintain the listing of such shares after their issuance so long as listing for such Common Shares is otherwise maintained; and the Company will so list on such national securities exchange, will register under the Exchange Act (or any similar statute then in effect) and will maintain such listing of, any other securities that at any time are issuable upon exercise of the Warrants if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company for so long as such securities shall be listed on such national securities exchange by the Company.

                  E. Notices of Certain Events. The Company agrees to give notice to the Warrantholders within ten (10) days after the Company shall have filed with the Commission or with any national securities exchange, as defined in the Exchange Act, an application to register any securities of the Company pursuant to Section 12 of the Exchange Act, or any comparable federal statute.

                                    SECTION 7
                          NOTIFICATIONS BY THE COMPANY
                          ----------------------------

                  In case at any time:

                  (1) the Company shall declare any dividend payable in Common Shares or any distribution (other than cash dividends which are not in a greater amount per share than most recent cash dividend) to the holders of the Common Shares;

                  (2) the Company shall make an offer for subscription pro rata to the holders of its Common Shares of any additional shares of stock of any class or other rights;

                  (3) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                  (4) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give notice to the Warrantholder of this Warrant of the date on which (a) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Shares of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up as the case may be. Such written notice shall be given not less than 10 days and not more than 90 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto and such notice may state that the record date is subject to the effectiveness of a registration statement under the Securities Act, or to a favorable vote of stockholders, if either is required.

                                    SECTION 8
                                     NOTICES
                                     -------

                  Any notice or other document required or permitted to be given or delivered to Warrantholders shall be delivered at, or sent by certified or registered mail to each Warrantholder at such address as shall have been furnished to the Company in writing by such Warrantholder. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the principal office of the Company at One Plaza Road, Greenvale, New York, New York 11548, or such other address as shall have been furnished to the Warrantholders by the Company.

                                    SECTION 9
                NO RIGHTS AS STOCKHOLDER; LIMITATION OF LIABILITY
                -------------------------------------------------

                  This Warrant shall not entitle any holder hereof to any of the rights of a stockholder of the Company including without limitation, the right to vote and receive dividends or other distributions. No provision hereof, in the absence of affirmative action by the holder hereof to purchase Common Shares, and no mere enumeration herein of the rights of privileges of the holder hereof, shall give rise to any liability of such for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                                   SECTION 10
                                  LAW GOVERNING
                                  -------------

                  This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

                                   SECTION 11
                                  MISCELLANEOUS
                                  -------------

                  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer under its corporate seal and to be dated as of May 1, 1997.

                                       INMARK ENTERPRISES, INC.


                                       By:
                                          John P. Benfield, President

                                       (Corporate Seal)


                                       WARRANTHOLDER:



                                       Herbert M. Gardner